Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-274239) and Form S-8 (No. 333-248633) of Corporación América Airports S.A. of our report dated March 17, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ Juan Manuel Gallego Tinto

/s/ PRICE WATERHOUSE & CO. S.R.L.
Buenos Aires, Argentina
March 17, 2026